Exhibit No. 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580
633 17TH STREET SUITE 1700         DENVER, COLORADO 80202          TELEPHONE (303) 339-8110

Consent of Independent Petroleum Engineers

We hereby consent to the incorporation by reference of (i) our reports relating to the proved oil and gas reserves of PDC Energy, Inc. (the “Company”), which reports appear in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 25, 2021 and our summary report attached as Exhibit 99.1 to the Form 10-K, each incorporated by reference in this Registration Statement on Form S-3, including any amendments hereto (the “Registration Statement”), and (ii) information derived from such reports, in the Registration Statement and any related prospectus. We also hereby consent to the reference to our firm as experts in the Registration Statement and any related prospectus.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, CO
May 19, 2021